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                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                               _____________


                                 FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               _____________

                Laboratory Corporation of America Holdings
          (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                     13-3757370
    (State of Incorporation                           (I.R.S. Employer
      or Organization)                               Identification no.)


          358 South Main Street
        Burlington, North Carolina                         27215
 (Address of Principal Executive Offices)                (Zip Code)

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If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
debt securities and is                    debt securities and is to
effective upon filing                     become effective simultaneously
pursuant to General                       with the effectiveness of a
Instruction A(c)(1)                       concurrent registration statement
please check the                          under the Securities Act of 1933
following box.     [ ]                    pursuant to General Instruction
                                          A(c)(2) please check the following
                                          box.    [ ]



     Securities to be registered pursuant to Section 12(b) of the Act:


       Title of Each Class             Name of Each Exchange on Which
       to be so Registered             Each Class is to be Registered


  8 1/2% Series B Convertible         New York Stock Exchange
   Pay-in-Kind Preferred Stock


       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered

      For a full description of the 8 1/2% Series B Convertible Pay-in-Kind Preferred Stock (the "Series B PIK Preferred Stock") reference is made to the information contained under the heading "Description of Preferred Stock" contained in the registrant's Registration Statement on Form S-3 as originally filed with the Securities and Exchange Commission on February 27, 1997, as amended (Registration No. 333-22427). Such information is incorporated herein by reference.


Item 2.  Exhibits

      1. Form of Certificate of Designation with respect to the Series B PIK Preferred Stock.




                                   SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                           Laboratory Corporation of America Holdings
                           (Registrant)



Date:   June 16, 1997     By: /s/ Wesley R. Elingburg
                               ----------------------------------------
                               (Signature)
                               Wesley R. Elingburg
                               Executive Vice President, Chief
                                Financial Officer and Treasurer